UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): January 10, 1997


                     BT OFFICE PRODUCTS INTERNATIONAL, INC.

             (Exact name of registrant as specified in its charter)

         Delaware                      1-13858                   13-3245865
----------------------------   ------------------------    ---------------------
(State or other jurisdiction   (Commission File Number)    (IRS Employer
  of incorporation)                                          Identification No.)



         2150 E. Lake Cook Road, Buffalo Grove, Illinois     60089-1877
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             (Address of principal executive offices)        (Zip Code)



       Registrant's telephone number, including area code: (847) 793-7500



                            Exhibit Index on Page 5
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Item 5.  Other Events.

         On January 10, 1997, BT Office Products Nederland B.V. (the "Purchaser"), a Netherlands company and an indirect wholly owned subsidiary of BT Office Products International, Inc., a Delaware corporation (the "Registrant"), acquired from Houdstermaatschappij Riezebeek B.V., (the "Seller"), a Netherlands holding company whose entire share capital is owned by Messrs. A.J. Riezebeek, H. Riezebeek, and M. Riezebeek, (collectively, the "Shareholders"), all of the share capital of Kuipers Centrum voor Kantoorefficiency B.V. ("Kuipers") pursuant to the terms of the Agreement for the Purchase and Sale of Shares (the "Purchase Agreement") dated January 10, 1997 among the Purchaser, the Seller, and the Shareholders. Kuipers is an office product distributor in the Netherlands with total sales of approximately $68 million for the year ended December 31, 1996.

         The purchase price for such transaction, which was determined as a result of an arm's length negotiation between unrelated parties, was approximately $22 million in cash, subject to adjustment as provided in the Purchase Agreement. The purchase price was paid on January 10, 1997.

         The assets of Kuipers to be acquired, including, without limitation, inventory and equipment, have been used by Kuipers in the distribution of office products. The Purchaser intends to continue such use of the acquired assets.

         The source of funds used to finance the acquisition was a borrowing under the Registrant's $250 million syndicated Competitive Advance and Revolving Credit Agreement dated as of August 2, 1996 with the lenders named therein, The Chase Manhattan Bank, as Administrative Agent, and ABN AMRO Bank N.V., as Documentation Agent, as amended in December 1996.

         The foregoing summary of the Purchase Agreement is qualified in its entirety by reference to Exhibit 2 filed herewith and incorporated herein by reference.




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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


(c)      Exhibits

         (1)      Agreement for the Purchase and Sale of Shares dated
January 10, 1997 between BT Office Products Nederland B.V. and
Houdstermaatschappij Riezebeek B.V. (English translation of a Dutch document).

         In accordance with Item 601 (b) (2) of Regulation S-K, the schedules, exhibits and annexes referenced in the Purchase Agreement have not been filed as part of the exhibit to this Form 8-K. The Registrant agrees to furnish supplementary a copy of the omitted schedules, exhibits and annexes to the Commission upon request.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          BT OFFICE PRODUCTS INTERNATIONAL, INC.



                                      By:  /s/John. J. McKiernan
                                          ______________________________________
                                                     John J. McKiernan
                                                     Vice President-Finance and
                                                        Administration, Chief
                                                        Financial Officer and
                                                        Secretary


DATE:  February 4, 1997


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                                INDEX TO EXHIBITS

   Exhibit No.                                               Description
   -----------                                           -------------------

        2                                                 Purchase Agreement



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